Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

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February 23, 2017

Landmark Infrastructure Partners LP

2141 Rosecrans Avenue

Suite 2100

El Segundo, California 90245

Re:	Landmark Infrastructure Partners LP Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), and Landmark Infrastructure Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale of up to $750,000,000 aggregate offering price of (i) one or more series of the Issuers’ debt securities (the “Debt Securities”) to be issued pursuant to an indenture to be entered into among the Issuers, the Guarantors party thereto and U.S. Bank National Association, as trustee (a form of which is included as Exhibit 4.4 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); (ii) common units representing limited partner interests of the Partnership (the “Common Units”); and (iii) one or more series of preferred units representing limited partner interests in the Partnership (the “Preferred Units”). The Debt Securities, the Common Units and the Preferred Units plus any additional Debt Securities, Common Units and Preferred Units that

February 23, 2017

may be registered pursuant to any subsequent registration statement that the Issuers may hereinafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Issuers contemplated by the Registration Statement are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers and others as to factual matters without having independently verified such factual matters. We are opining herein as to (i) with respect to the opinion set forth in paragraph 3 below, the Delaware General Corporation Law (the “DGCL”), (ii) with respect to the opinions set forth in paragraphs 1 through 3 below, the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), and (iii) with respect to the opinions set forth in paragraph 3 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and number of units that do not exceed the respective total amounts and number of units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Common Units will be validly issued and, under the DRULPA, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

(2) When a series of Preferred Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and number of units that do not exceed the respective total amounts and number of units authorized by the board of directors of the general partner of the Partnership in connection

February 23, 2017

with the offering contemplated by the applicable Prospectus, such Preferred Units will be validly issued and, under the DRULPA, purchasers of the Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of Preferred Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

(3) When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate or limited partnership action, as applicable, of the Issuers, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate or limited partnership action, as applicable, of the Issuers, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate or limited partnership action, as applicable, such Debt Securities will be the legally valid and binding obligations of each Issuer, enforceable against such Issuer in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities or guarantees, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a

February 23, 2017

security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Applicable Indenture and the Debt Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Issuers, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins